UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2006

CVS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On August 10, 2006, CVS Corporation (the “Company”) entered into an Underwriting Agreement with Lehman Brothers Inc., Banc of America Securities LLC, BNY Capital Markets, Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein (the “Underwriters”), with respect to the offer and sale of $800,000,000 aggregate principal amount of its 5.75% Senior Notes due August 15, 2011 and $700,000,000 aggregate principal amount of its 6.125% Senior Notes due 2016 (collectively, the “Notes”), pursuant to its Registration Statement on Form S-3, File No. 333-134174, dated May 16, 2006. The closing of the sale of the Notes occurred on August 15, 2006. From time to time, certain of the Underwriters and/or their respective affiliates have directly and indirectly engaged in investment and/or commercial banking transactions with the Company for which they have received customary compensation, fees and expense reimbursement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Report.

     The Notes are governed by and were issued pursuant to a Senior Indenture dated August 15, 2006 between the Company and The Bank of New York Trust Company, N.A., as trustee. The Company may issue an unlimited amount of senior debt securities from time to time pursuant to the Senior Indenture. A copy of the Senior Indenture, including the form of debt security, is filed as Exhibit 4.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement dated August 10, 2006 among CVS Corporation and Lehman Brothers Inc., Banc of America Securities LLC, BNY Capital Markets, Inc. and Wachovia Capital Markets, LLC, as representatives of the Underwriters.

4.1	Senior Indenture dated August 15, 2006 between CVS Corporation, as issuer, and The Bank of New York Trust Company, N.A., as trustee, including form of debt security.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

Date:	August 15, 2006	By:	/s/ David B. Rickard

		Name:	David B. Rickard
		Title:	Executive Vice President, Chief Financial
Officer and Chief Administrative Officer